                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              KEY TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                           [KEY TECHNOLOGY, INC. LOGO]

                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 23, 2000

                               -------------------


To Our Shareholders:

     The Annual Meeting of Shareholders of Key Technology, Inc. (the "Company") will be held at 8:00 A.M. on February 23, 2000 at the offices of the Company, 150 Avery Street, Walla Walla, Washington, for the following purposes:

          1. To elect two directors of the Company;

          2. To ratify the selection of auditors for fiscal 2000; and

          3. To transact such other business as may properly come before the meeting.

     Only holders of the Company's Common Stock at the close of business on December 15, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                        By order of the Board of Directors,


                                        /s/ GORDON WICHER
                                        ----------------------------------------
                                        Gordon Wicher
                                        Secretary


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


Walla Walla, Washington
January 24, 2000

                           [KEY TECHNOLOGY, INC. LOGO]

                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362

                               -------------------

                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                               -------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the "Company") of proxies to be voted at the 2000 Annual Meeting of Shareholders of the Company to be held at 8:00 A.M. on February 23, 2000 at the Company's executive offices located at 150 Avery Street, Walla Walla, Washington, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for the election of the directors, for ratification of the selection of auditors, and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Allen Nelson & Company, Incorporated for a fee of $1,600.00 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 24, 2000.

                                     VOTING

     Holders of record of the Company's Common Stock on December 15, 1999 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 4,713,995 shares of Common Stock outstanding and entitled to vote, and a majority, or 2,356,998 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on the election of directors and on any other matter that may properly come before the meeting. Shareholders are not entitled to cumulative voting in the election of directors.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Board of Directors is comprised of six directors. The directors are divided into three classes, each of which is comprised of two directors. One class is elected each year for a three-year term. The two nominees for election as directors at this year's Annual Meeting, to serve until the Annual Meeting of Shareholders in 2003, or until their respective successors are elected and qualified, are Harold R. Frank and Michael L. Shannon. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

     Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. As with all matters to be voted upon, abstentions and broker non-votes will be counted toward the quorum requirement for the meeting but will not be counted for or against any proposal.

     If either nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. FRANK AND SHANNON.

     The following table sets forth certain information about each nominee for election to the Company's Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management and is based upon information furnished by the respective individuals. The table sets forth the following, as of December 15, 1999: (i) age; (ii) all positions and offices held with the Company; (iii) the period of time served as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

                                                                                     HAS BEEN
                                                                                   A DIRECTOR OR     EXPIRATION OF
                                                                                      OFFICER           CURRENT
                NAME                   AGE                POSITIONS                    SINCE             TERM
  ---------------------------------   ------   ---------------------------------   -------------   ---------------
  NOMINEES FOR ELECTION

  Harold R. Frank*                     75      Chairman of the Board and                1983             2000
                                               Director
  Michael L. Shannon                   49      Director                                   --               --

                                                                                     HAS BEEN
                                                                                   A DIRECTOR OR     EXPIRATION OF
                                                                                      OFFICER           CURRENT
                NAME                   AGE                POSITIONS                    SINCE             TERM
  ---------------------------------   ------   ---------------------------------   -------------   ---------------
  DIRECTORS CONTINUING IN OFFICE

  John E. Pelo+                        44     Director                                 1998             2001
  Peter H. van Oppen+                  47     Director                                 1998             2001
  Thomas C. Madsen                     52     President, Chief Executive               1982             2002
                                              Officer and Director

  Gordon Wicher+                       54     Vice President-General Manager of        1982             2002
                                              Specialized Conveying Systems,
                                              Secretary and Director

  ADDITIONAL OFFICERS

  James H. Stanton                     55     Vice President-Corporate Accounts        1982
  Glenn A. Waller                      54     Vice President-Western Region            1982
                                              Sales

  Steven D. Evans(1)                   52     Chief Financial Officer and Vice         1991
                                              President-Finance and
                                              Administration
  Gary W. Kanegis                      53     Vice President-Eastern Region            1991
                                              Sales
  Vernon L. Perry                      65     Vice President-Quality Assurance         1991
  Richard J. Hebel                     48     Vice President-Corporate                 1993
                                              Marketing and Business
                                              Development

  Kirk W. Morton                       39     Senior Vice President-Sales and          1999
                                              Marketing
  Teri A. Johnson                      39     Vice President-General Manager of        1999
                                              Automated Inspection Systems

  SIGNIFICANT EMPLOYEE

  Ted R. Sharp (1)                     43     Controller                               1993

----------
 +   Member of the Audit Committee
 * Member of the Compensation Committee - The 1999 Compensation Committee included Mr. Edfred L. Shannon, Jr. whose term of office as a director expires in 2000. He will not be standing for re-election.
(1) As of January 1, 2000, Mr. Sharp will serve as Chief Financial Officer, and Mr. Evans will serve as Vice President of Administration.

                               ___________________

     Mr. Frank, a founder of the Company, has been Chairman of the Company and a director since 1983. Mr. Frank is Chairman Emeritus and a director of Applied Magnetics Corporation, a producer of magnetic recording heads for the computer industry. He served as Chairman of Applied Magnetics Corporation from 1957 until 1995.

     Mr. Shannon is a nominee for director with the Company. He is a principal of the General Counsel Law Firm, located in Alhambra, California, which he founded in 1994. His law practice includes financial, tax and corporate securities transactions, international business, governmental advocacy, corporate governance, litigation and mediation. Mr. Shannon received his B.A. degree from Stanford University and his Juris Doctor from the University of California, Davis. Between 1985 and 1993, he worked for the Santa Fe International Corporation as Associate General Counsel and, in 1989, was appointed Senior Vice President, General Counsel, and Secretary of that company. From 1976 to 1985, he practiced at the firm of McCutchen, Black, Verleger, and Shea, becoming a partner in 1984. Mr. Shannon is a principal in Data Access Technologies, Inc., a start-up software company, and on the board of directors of A Sport, Inc., a sporting goods manufacturer.

     Mr. Pelo has served as a director of the Company since 1998. He has been President and Chief Executive Officer of Swire Pacific Holdings, Inc., a subsidiary of Swire Pacific Ltd., Hong Kong, since 1996. Swire Pacific Ltd. is a diversified holding company with real estate, shipping, airline, trading, insurance, and soft drink interests in Asia and North America. Between 1984 and 1996, he served as General Manager of one of Swire's soft drink operations in the United States.

     Mr. van Oppen has been a director of the Company since 1998. He has served as Chairman and Chief Executive Officer of Advanced Digital Information Corporation (ADIC), a supplier of automated tape storage libraries for client server networks, since 1994. Between 1985 and 1996, he served in several capacities at Interpoint Corporation, including Chairman, President and Chief Executive Officer. Mr. van Oppen is also a director of Seattle FilmWorks, Inc. and Spacelabs Medical, Inc.

     Mr. Madsen, a founder of the Company, has been President and Chief Executive Officer of the Company and a director since 1982. He served in various executive capacities with the Company's predecessor beginning in 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980 and Vice President of Engineering from 1975 to 1979.

     Mr. Wicher, a founder of the Company, has been Secretary and a director since 1982. In 1996 he became Vice President-General Manager of Specialized Conveying Systems. He served as Chief Financial Officer from 1983 to 1994, and as Vice President of Manufacturing from 1991 to 1996. Mr. Wicher served as Controller of the Company's predecessor from 1980 to 1983 and served from 1977 to 1980 as Controller of the telecommunications division of California Microwave, a communications equipment manufacturer.

     Mr. Stanton, a founder of the Company, has been Vice President of Corporate Accounts since 1997. He was Vice President-Product Management, Specialized Conveying Systems from 1994 to 1997, and was a director from 1982 to 1998. He served as the Company's Vice President of Corporate Accounts from 1992 to 1994, and as Vice President of International Marketing from 1983 to 1992. Mr. Stanton served in various capacities with the Company's predecessor beginning in 1972, including General Sales Manager from 1980 to 1983 and International Manager from 1977 to 1980.

     Mr. Waller, a founder of the Company, has served as Vice President of Western Region Sales since 1992 and was a director from 1982 to 1998. He served as Vice President/Manager of Optical Products Marketing and Sales from 1990 to 1992 and as Vice President/Product Engineering Manager from 1986 to 1990. He was Vice President of Engineering from 1983 to 1986. Mr. Waller served in various engineering management capacities with the Company's predecessor from 1972 to 1983.

     Mr. Evans has served as Chief Financial Officer since 1994, and has been Vice President of Finance and Administration since joining the Company in 1991. From 1988 until 1990, he was employed as Vice President of Finance and Chief Financial Officer for NeuroCom International, Inc., a medical equipment manufacturer, and from 1986 until 1988, he served as Corporate Controller of Synektron Corp., a disk drive component manufacturer. As of January 1, 2000, Mr. Evans will serve as Vice President of Administration, responsible for Human Resources, Information Systems, Quality Assurance, e-commerce development, and process improvement.

     Mr. Kanegis joined the Company in 1985 and is currently the Vice President of Eastern Region Sales. He served as Vice President of Sales from 1997 until 1999, and as Vice president of Sales and Service from 1991 to 1997. He was Director of Eastern Regional Sales from 1987 to 1991, and Director of Optical Products from 1985 until 1987. From 1979 to 1985, Mr. Kanegis was Vice President of Marketing at Spectron Engineering, a manufacturer of electro-optical instruments and machine vision systems for inspection of manufactured goods.

     Mr. Perry has served as Vice President of Quality Assurance since 1991. He was the Company's Director of Quality Control from 1988 to 1991 and its Director of Customer Service/Quality Assurance from 1983 until 1988. He served as Director of Research and Development for the Company's predecessor from 1975 to 1982 and as its Product Sales Manager from 1982 to 1983.

     Mr. Hebel joined the Company in 1993 as Vice President of Marketing, and is currently Vice President of Corporate Marketing and Business Development. From 1992 to 1993, he was a management consultant with Integral Management Resources, providing consulting services on marketing and strategic planning to food processing and packaging equipment companies. From 1988 to 1992, he served as Director of Marketing for INEX Vision Systems, a manufacturer of automated visual inspection systems.

     Mr. Morton joined the Company in 1999 as Senior Vice President of Sales and Marketing. From 1998 to 1999, he served as Vice President of Sales and Marketing for Stein, Inc., a business unit of FMC Corporation. He served as Director of Sales and Marketing of the Citrus Processing business unit of FMC Corporation from 1995 to 1997, and as Product manager of that business unit in 1995. From 1993 to 1994, Mr. Morton served as Business Planner for FMC Corporation.

     Ms. Johnson was appointed Vice President-General Manager of Automated Inspection Systems in September 1999. Over the past 15 years with the Company, she has served in various engineering and managerial capacities, including Customer Service Manager from 1997 to 1999, Sales Engineering and Project Engineering Manager from 1996 to 1997, Inside Sales Manager from 1992 to 1996, Documentation Manager from 1990 to 1992, Systems Engineer in Research and Development from 1988 to 1990, and Material Handling Product Specialist from 1987 to 1988. She joined the company in 1984 as a Designer.

     Mr. Sharp has served as Controller since 1993. From 1998 to 1999, Mr. Sharp served as Managing Director of the Company's European operations, KEY/Superior B.V. in the Netherlands. He joined the Company in 1989 as Accounting Manager and served in that capacity until 1991, when he was appointed Assistant Controller. From 1987 to 1989, he was a CPA consultant, providing tax planning, employee benefit and retirement plan administration, and accounting services. From 1984 to 1987, he served as Controller of Varsity Contractors, Inc., and from 1982 to 1984, he was the Senior Tax Accountant for Beckstead Cooper Company, Certified Public Accountants. As of January 1, 2000, Mr. Sharp will serve the Company as Chief Financial Officer.

___________________


     During the fiscal year ended September 30, 1999, the Board of Directors held six meetings. Each director attended all of the meetings of the Board of Directors with the exception of Mr. Pelo who was absent from one meeting.

     The Audit Committee consists of Messrs. Pelo, van Oppen and Wicher. The function of the Audit Committee is to recommend to the Board of Directors the appointment of the Company's independent public accountants, to review and approve the scope of the yearly audit and proposed budget for audit fees, to review the Company's internal controls and to consult with, and review recommendations made by, the accounting firm with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met twice during fiscal 1999 and all members attended both meetings.

     The Compensation Committee consists of Messrs. Harold R. Frank and Edfred
L. Shannon, Jr. (Mr. Shannon's term of office as a director will expire in 2000, and he will not be standing for re-election.) Mr. Madsen participates in meetings as an ex officio member. The Compensation Committee considers recommendations of the Company's management regarding the compensation of the senior executives of the Company, considers management's proposals regarding stock incentive grants and their consistency with policies established by the Board of Directors and administers the Company's stock option plans. The Compensation Committee met twice during fiscal 1999 and all members attended both meetings.

     The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company are paid an annual retainer of $6,000 and $1,000 for each board meeting attended, plus reimbursement of expenses.

___________________

                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended September 30, 1999, 1998 and 1997, compensation information with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, based on the salary and bonus earned during fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION                     LONG-TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                   ------------------------------------------------------- -------------
              (a)                   (b)         (c)            (d)                (e)             (f)             (g)
                                                                                              SECURITIES
                                                                                              UNDERLYING
                                                                             OTHER ANNUAL      OPTIONS/        ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR      SALAR (1)        BONUS          COMPENSATION        SARS        COMPENSATION
                                                ($)            ($)                ($)             (#)             ($)
---------------------------------- ----      ---------       -------         ------------     ----------     ------------
Thomas C. Madsen                   1999       266,432         55,000               *                  0           7,948(2)
    President and Chief            1998       255,000              0               *             20,000           8,924(2)
    Executive Officer              1997       250,294            101               *             20,000          20,566(2)
    Officer

Gordon Wicher                      1999       165,150         45,000(3)            *                  0           5,704(4)
    Vice President-General         1998       161,731              0               *             15,000           7,119(4)
    Manager,  Specialized          1997       160,102            101               *             15,000          17,907(4)
    Conveying Systems

Kirk W. Morton                     1999       107,692(5)      25,000          34,759(6)          15,000             166(7)
    Senior Vice President,         1998            --             --              --                 --              --
    Sales and Marketing            1997            --             --              --                 --              --

Steven D. Evans                    1999       125,727         25,000               *                  0           3,808(8)
    Chief Financial Officer and    1998       121,246              0               *              7,000           3,810(8)
    Vice President, Finance and    1997       117,409            101               *              8,000          16,543(8)
    Administration

Gary W. Kanegis                    1999       117,212         23,000(9)            *                  0           3,575(11)
    Vice President, Eastern        1998       115,000          3,000               *              6,000           3,616(11)
   Region Sales                    1997       113,755            101(10)           *             10,000          16,657(11)

----------

 * Benefits and perquisites received totaled less than 10% of combined salary and bonus.

(1) Includes amounts deferred by the executive officers under the Company's Profit Sharing and 401(k) Plan.
(2) Consists of the following: $5,166, $5,401, and $18,208 contributed by the Company under its Profit Sharing and 401(k) Plan in 1999, 1998, and 1997, respectively; and term life insurance premiums of $2,783, $3,523, and $2,358 in 1999, 1998, and 1997, respectively.
(3)  Includes a $10,000 incentive bonus outside the Management Incentive Plan.
(4) Consists of the following: $3,768, $4,625, and $15,823 contributed by the Company under its Profit Sharing and 401(k) Plan in 1999, 1998, and 1997, respectively; and term life insurance premiums of $1,936, $2,494, and $2,084 in 1999, 1998, and 1997, respectively.
(5)  Mr. Morton was hired on January 18, 1999.
(6) Consists of reimbursed moving expenses of $30,259 and auto allowance of $4,500.
(7)  Consists of term life insurance premium of $166 in 1999.
(8) Consists of the following: $2,927, $2,842, and $15,744 contributed by the Company under its Profit Sharing and 401(k) Plan in 1999, 1998, and 1997, respectively; and term life insurance premiums of $882, $968, and $799 in 1999, 1998, and 1997, respectively.

(9)  Includes an $8,000 incentive bonus outside the Management Incentive Plan.
(10) Consists of a $3,000 incentive bonus outside the Management Incentive Plan.
(11) Consists of the following: $2,808, $2,724, and $15,783 contributed by the Company under its Profit Sharing and 401(k) Plan in 1999, 1998, and 1997, respectively; and term life insurance premiums of $767, $892, and $874 in 1999, 1998, and 1997, respectively.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers.

                        OPTION/SAR GRANTS IN FISCAL 1999

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                                                                                   STOCK PRICE
                                                                                                  APPRECIATION
                                                                                                     FOR OPTION
                                     INDIVIDUAL GRANTS                                                TERMS
-------------------------------------------------------------------------------------------- ------------------------
         (a)                  (b)               (c)               (d)             (e)           (f)          (g)
                           NUMBER OF
                          SECURITIES         % OF TOTAL
                          UNDERLYING          OPTIONS/
                           OPTIONS/         SARS GRANTED      EXERCISE OR
                             SARS         TO EMPLOYEES IN     BASE PRICE      EXPIRATION
         NAME              GRANTED(#)        FISCAL YEAR         ($/SH)           DATE           5%($)      10%($)
-----------------------   -----------     ---------------     -----------     ----------        -------     ------
Kirk W. Morton              15,000             33.33%            $8.19          1/18/04         $33,941     $75,001


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                          SHARES                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                         ACQUIRED                        OPTIONS AT FY-END (#)                AT FY-END($)(1)
                            ON         VALUE        -------------------------------- --------------------------------
        NAME           EXERCISE(#)   REALIZED($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------    -----------   -----------    -----------     -------------    -----------    -------------
Thomas C. Madsen              0          0              41,750         31,250          $     0            0
Gordon Wicher                 0          0              35,000         22,500          $ 2,813            0
Kirk W. Morton                0          0                   0         15,000          $     0            0
Steven D. Evans               0          0              24,625         11,750          $ 1,125            0
Gary W. Kanegis               0          0              34,000         12,000          $ 2,625            0

----------
(1) The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options at fiscal year end, September 30, 1999, and the exercise price of the options.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     With respect to fiscal 1999, the Compensation Committee, who are non-employee members of the Board of Directors, reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option compensation for the executive officers of the Company. The two members of the Compensation Committee are not eligible to participate in any of the incentive compensation plans, but do receive nondiscretionary grants under the 1996 Employees' Stock Option Plan. Mr. Madsen makes recommendations to the members of the Compensation Committee regarding the compensation of the other executive officers of the Company, but does not participate in the determination of his own compensation. As used in this report, the term "Compensation Committee" refers to Messrs. Frank and Shannon.

     It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance and the individual's personal contribution to the business. With respect to fiscal 1999, the Compensation Committee did not consider or adopt compensation policies for the President that were different from the compensation policies considered and adopted for the executive officers as a group.

     There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value.

     Base Salary

     In reaching the determinations concerning fiscal 1999 executive officer base salaries, the Compensation Committee considered the recommendations of the President, individual performance and the Company's financial performance. Among other factors, the recommendations of the President were based upon review of competitive compensation information published by the American Electronics Association and information provided by an independent compensation consultant. In making his recommendations, the President compared the Company to a self-selected group of companies of similar size and considered compensation only for executives with similar job descriptions. The comparable companies considered for compensation purposes are not the same as the peer companies utilized in the Stock Performance Graph included elsewhere herein because the President believes the Company's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare shareholder return.

     In addition to the recommendations of the President, the Compensation Committee considered its own assessment of the individual performance of the executives and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The members of the Compensation Committee consider their business judgment in light of their experience to be an important factor in establishing executive compensation.

     Management Incentive Compensation

     The Company's bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company's performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant's contributions to the success of the Company.

     Funding of the Management Incentive Plan bonus pool is based on three factors: (1) new bookings, (2) profitability, and (3) return on net assets. For each of these three factors, the Company establishes annual goals for the eligible group of executives and other employees. An amount equal to $250,000 is added to the bonus pool for each of the three factors if the Company achieves the maximum goals. Therefore, a maximum of $750,000 could be added to the bonus pool with respect to a particular fiscal year. If the Company attains a certain level of performance but does not reach the stated goal, an amount equal to the corresponding proportion of the total goal will be added to the Management Incentive Plan bonus pool. The participants in the Management Incentive Plan are selected on the basis of perceived contribution to the success of the Company by the Compensation Committee upon the recommendation of the President.

     The President makes recommendations to the Compensation Committee concerning distribution of the Management Incentive Plan bonus pool funds. The recommendations are based on the participants' contributions to the Company for the fiscal year, giving primary consideration to the same factors used in determining the funding of the Management Incentive Plan bonus pool.

     The Compensation Committee may amend, modify or approve the recommended distributions. In fiscal 1999, the Compensation Committee approved funding of the bonus pool in the amount of $350,000.

     Stock Incentive Compensation

     The Board of Directors believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of Directors, since 1989, has granted stock options to executive officers and key employees through the 1996 Employees' Stock Option Plan, formerly the 1989 Employees' Stock Option Plan (the "Plan").

     Pursuant to this Plan, six individuals were granted options during fiscal 1999 to purchase 45,000 shares at a price equal to fair market value at the date of grant. In determining the number of options granted to executive officers, the Board of Directors considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance and the anticipated incentive effect of the number of options granted. The grants provided that one-quarter of such options were to become exercisable one year from the date of grant and in one-quarter increments on the anniversary date of the original grant in each of the Company's next three succeeding fiscal years. The options have five- or ten-year terms. For additional information regarding stock option grants and exercises see the "Option/SAR Grants in Fiscal 1999," "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values," and "Summary Compensation" tables included elsewhere herein.

     Messrs. Frank and Shannon and the other directors believe that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                   Respectfully submitted,

                   Harold R. Frank         Thomas C. Madsen   John E. Pelo
                   Edfred L. Shannon, Jr.  Gordon Wicher      Peter H. van Oppen


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Madsen, the President and Chief Executive Officer, is not a voting member but does participate as an ex officio member of the Compensation Committee with respect to compensation recommendations for the executive officers other than himself. To the extent the responsibilities of the Compensation Committee were performed by the Board of Directors, Mr. Wicher, who is both a director and an executive officer of the Company, did not participate in the deliberations regarding executive officer compensation.

                             STOCK PERFORMANCE GRAPH

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
     AMONG KEY TECHNOLOGY, INC., THE S&P 500 INDEX, THE NASDAQ STOCK MARKET
                            (U.S.) AND A PEER GROUP


                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENTON 9/30/94)


                              [PERFORMANCE GRAPH]

TOTAL RETURN ANALYSIS

                     9/30/94       9/30/95      9/30/96      9/30/97      9/30/98      9/30/99
                     -------       -------      -------      -------      -------      -------
KEY TECHNOLOGY       $100.00       $250.00      $504.76      $304.76      $140.48      $140.48

PEER GROUP           $100.00       $153.62      $156.89      $193.64      $104.68      $137.06

RUSSELL 2000         $100.00       $121.19      $134.91      $175.26      $144.08      $162.85

NASDAQ COMPOSITE*    $100.00       $136.51      $160.50      $220.52      $221.59      $359.25

S&P 500*             $100.00       $129.70      $156.06      $119.16      $139.01      $205.42

----------
Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

PEER GROUP CONSISTS OF: COGNEX CORP., INC., MTS SYSTEMS CORP., NORDSON CORP., THERMO ELECTRON CORP., BALDWIN TECHNOLOGY CO., INC., CEM CORP., IDEX CORP., PERCEPTRON, INC., FLIR SYSTEMS, INC., FIGGIE INTERNATIONAL, INC., FLOW INTERNATIONAL CORP., FMC CORP., FLOWSERVE CORP.

*Beginning with next year's Proxy Statement, the Company will no longer include the S&P 500 Index or the Nasdaq Composite Index in the Stock Performance Graph. The Company will maintain the Russell 2000 Index, which it believes is a more appropriate index for comparing to the performance of Key Technology.

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of December 15, 1999, with respect to the beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

     NAME AND ADDRESS OF                AMOUNT AND NATURE OF             PERCENT OF
       BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP                CLASS
----------------------------------      --------------------             ----------
Thomas C. Madsen                              533,821(1)                  11.2
    150 Avery Street
    Walla Walla, Washington 99362

Gordon Wicher                                 244,406(1)                   5.1
    150 Avery Street
    Walla Walla, Washington 99362

Harold R. Frank                               152,500(1)                   3.2
    6054 La Goleta
    Goleta, California 93117

Edfred L. Shannon, Jr.                         62,500(1)                   1.3
    1000 South Fremont Avenue
    Alhambra, California 91802

John E. Pelo                                    7,000(1)                    *
    #6 Gatehouse Lane
    Sandy, Utah 84092

Peter H. van Oppen                              8,750(1)                    *
    Advanced Digital Information
       Corporation
    P.O. Box 97057
    Redmond, WA 98073-9757

Michael L. Shannon                            170,000                      3.6
     1000 South Fremont Avenue
     Alhambra, California 93117

James A. Frank                                298,927                      6.3
    P.O. Box 6527
    Santa Barbara, Calif. 93160-6527

Robert K. Frank                               335,410                      7.1
    P.O. Box 202
    Los Alamos, California 93440

Kirk W. Morton                                  3,750(1)                    *
    150 Avery Street
    Walla Walla, Washington 99362

Steven D. Evans                                38,731(1)                    *
    150 Avery Street
    Walla Walla, Washington 99362

Gary W. Kanegis                                35,000(1)                    *
    150 Avery Street
    Walla Walla, Washington 99362

All executive officers and directors        1,391,954                     28.0
as a group (14 persons)

----------
 *   Less than one percent.

(1) Includes shares purchasable under options exercisable within 60 days of December 15, 1999 in the following amounts:

     Thomas C. Madsen        41,750           Peter H. van Oppen       3,750
     Gordon Wicher           35,000           Kirk W. Morton           3,750
     Harold R. Frank         22,500           Steven D. Evans         24,625
     Edfred L. Shannon Jr.   22,500           Gary W. Kanegis         34,000
     John E. Pelo             3,750


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely on the Company's review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company's knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 1999 were complied with except that Mr. Harold R. Frank filed one late report with respect to the disposition of 100,000 shares.


                                     ITEM 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2000. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2000 fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.


                                 OTHER BUSINESS

     Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

     Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Restated Bylaws. For business to be properly brought before the 2000 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the

Company in writing on or before the close of business on February 3, 2000. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business;
(b) the shareholder's name and address as they appear on the Company's books;
(c) the class and number of shares beneficially owned by the shareholder; and
(d) any material interest of the shareholder in such business. The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.


                              SHAREHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than September 26, 2000 by the Secretary of the Company at the Company's principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

                               -------------------

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                        By order of the Board of Directors,

                                        /s/ GORDON WICHER
                                        ----------------------------------------
                                        Gordon Wicher
                                        Secretary

Dated:  January 24, 2000

PROXY

                              KEY TECHNOLOGY, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 23, 2000

The undersigned hereby appoints Thomas C. Madsen and Gordon Wicher, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY
TECHNOLOGY, INC. on February 23, 2000, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

                  (CONTINUED AND TO BE SIGNED IN REVERSE SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PLEASE MARK
YOUR VOTE AS
INDICATED IN  [X]
THIS EXAMPLE.

PROPOSAL TO ELECT HAROLD R. FRANK AND MICHAEL L. SHANNON AS DIRECTORS (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE'S NAME ABOVE:

FOR all nominees              WITHHOLD AUTHORITY
 listed (except                  to vote for
  as withheld)                  nominees listed
     [ ]                             [ ]

PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR:

  FOR                AGAINST            ABSTAIN
  [ ]                  [ ]                [ ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE ABOVE MATTERS, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND FOR APPROVAL OF THE SELECTION OF AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature(s)                            Dated:         , 2000
            ---------------------------       ---------
Please sign above exactly as your name or names appear on this card. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *